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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)   AUGUST 29, 2006
                                                        ------------------------

                                  NETGURU, INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                    000-28560                   22-2356861
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(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code          (714) 974-2500
                                                   -----------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On August 29, 2006, netGuru ("NGRU" or "we") entered into an Agreement and Plan of Merger among privately-held BPO Management Services, Inc. ("BPOMS"), us, and BPO Acquisition Corp., a newly-created wholly-owned subsidiary of ours. If the merger is consummated, BPOMS stockholders would exchange their shares of common and preferred stock of BPOMS for shares of our common stock and shares of three classes of preferred stock we would create, and we would assume BPOMS' obligations under its outstanding options and warrants to purchase BPOMS common stock. As a result of the merger, BPOMS would become a wholly-owned subsidiary of ours. Also, we would experience a change in control because we anticipate that approximately 90% of the equity interests of NGRU that would be outstanding immediately following the merger, excluding most new equity or equity-based securities issued by NGRU or BPOMS after August 29, 2006, would be held by the former BPOMS stockholders.

      On August 29, 2006, we also entered into a separate stock and asset sale agreement pursuant to which we would, concurrently with the consummation of the merger transaction, sell and transfer our interest in Research Engineers Ltd., our majority-owned India subsidiary that engages in engineering business process outsourcing services ("REL"), and certain additional assets and liabilities to Das Family Holdings ("DFH"). DFH is owned and controlled by Amrit K. Das, who is our Chairman, Chief Executive Officer, President and beneficial owner of more than 10% of our outstanding common stock, Santanu K. Das, who is one of our directors and former executive officers and holds more than 10% of our outstanding common stock, and their affiliates.

      The additional assets to be sold to DFH would include certain marks and Internet domain names, including the "netGuru" name, a copy of the source code for our WEBWORKS(TM) software, and certain contracts, licenses and accounts receivable primarily relating to REL's business. DFH would assume certain obligations and liabilities, and the change in control and executive retention agreement and the split dollar life insurance arrangement between Amrit K. Das and us would be terminated. At the closing of the sale transaction, we would enter into an outsourcing services agreement covering services that may be provided to us by REL after the closing, a value-added reseller agreement covering our WEB4 products that may be distributed by REL after the closing, and a transition agreement that covers the transition of the netGuru name and mark and our hosting of the "netguru.com" website for a limited time following the closing.

      The merger and sale agreements contain non-solicitation provisions restricting our and BPOMS' rights to negotiate or enter into other acquisition or sale transactions prior to the closing. The sale agreement also includes mutual 18-month post-closing employee and customer non-solicitation provisions. The closings of the merger and sale transactions are subject to various conditions, including approval of the transactions by our stockholders. If all closing conditions are met, we anticipate that the merger and sale transactions would occur by December 22, 2006. However, each party has certain rights to terminate the merger and/or sale agreements, including the right to unilaterally terminate the agreements with or without reason if the transactions do not close by December 22, 2006. Depending upon the reasons a termination occurs, we might be required to pay to, or we may receive from, BPOMS and/or DFH termination fees totaling up to $400,000.



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      In connection with the merger and sale transactions, we plan to declare a cash dividend and to conduct a reverse stock split prior to the closings. The cash dividend, if declared, would be approximately $3.5 million, or approximately $0.18 cents per share of our common stock outstanding prior to the planned reverse stock split, and would become payable out of the $1.5 million in cash anticipated to be provided by BPOMS in the merger transaction and the $2.0 million in cash anticipated to be received from DFH in the sale transaction. The dividend would be paid after the closings and only to holders of our common stock outstanding on a record date to be set prior to the closings.

      After the declaration of the dividend but prior to the payment of the dividend and the consummation of the merger, we would effect a 1-for-30 reverse stock split of our 19.2 million outstanding common shares. In addition, we would create three series of preferred stock containing, among other terms, various conversion, liquidation, redemption, voting and director election and board observation provisions. Shares of BPOMS preferred stock would convert into shares of the newly created netGuru preferred stock at the closing of the proposed merger.

      The agreements relating to the merger transaction and the sale transaction require that we change our name to BPO Management Services, Inc. at or after the effective time of the merger. We plan to seek stockholder approval of the merger and sale transactions, the stock split, the name change and related matters via a proxy statement relating to our upcoming 2006 annual meeting of stockholders.

      In connection with our entry into the merger and sale agreements, on August 29, 2006, we entered into voting agreements with BPOMS and the owners of DFH. The voting agreements provide that the owners of DFH will vote their shares of our common stock in favor of the merger and sale transactions, our corporate name change and the reverse stock split, and against any opposing or competing transactions.

      The merger, sale and voting agreements are attached as exhibits to this Form 8-K. The above descriptions of the merger, sale and voting agreements are qualified by reference to the complete text of those agreements. However, those agreements are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those agreements. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

ITEM 2.05     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

      As described in Item 1.01 of this Form 8-K, on August 29, 2006 we entered into agreements to merge with BPOMS and sell our Indian engineering business process outsourcing operations and certain additional assets and liabilities. We expect to incur exit and disposal charges in connection with the sale. We estimate future cash expenditures related to the sale to be approximately $847,000. We anticipate the charges will be made up of approximately $470,000 in asset liquidation and employee termination costs, approximately $326,000 in fees associated with the sale, and approximately $51,000 in additional legal and accounting fees. We are unable to estimate related tax liabilities at this time. The sale is subject to various closing conditions, including approval by our stockholders and compliance with regulatory requirements. If stockholder approval and all other closing conditions are met, the merger and sale are anticipated to be completed by December 22, 2006. Substantially all of the charges are expected to be incurred in our second and third quarters of fiscal 2007.



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ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

      The information contained in Item 1.01 of this Form 8-K regarding our proposed issuance of shares of common stock and preferred stock and our assumption of the obligations under BPOMS' outstanding options and warrants in connection with the proposed merger transaction are incorporated herein by reference. The proposed terms of the three series of preferred stock that we intend to create pursuant to the merger agreement are described in Exhibit A to the merger agreement that is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The terms of BPOMS' currently outstanding options and warrants include per share exercise prices of $0.025. The terms of the preferred stock, options and warrants are subject to appropriate adjustments in connection with the proposed reverse stock split and other capitalization or similar changes that may occur prior to the closing of the merger transaction.

      Exemption from the registration provisions of the Securities Act of 1933 for the transaction described above will be claimed under Section 4(2) of, and Regulation S under, the Securities Act of 1933, among other exemptions, on the basis that such transaction does not involve any public offering and the recipients are either accredited or are not U.S. persons and not acquiring the securities for the account or benefit of any U.S. person. Appropriate investment representations will be obtained, and the securities will be issued with restricted securities legends.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

      (a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

              Not applicable.

      (b)     PRO FORMA FINANCIAL INFORMATION.

              Not applicable.

      (c)     SHELL COMPANY TRANSACTIONS.

              Not applicable.

      (d)     EXHIBITS.

              NUMBER     DESCRIPTION

              10.1 Agreement and Plan of Merger dated August 29, 2006 among BPO Management Services, Inc., netGuru, Inc. and BPO Acquisition Corp.

              10.2 Purchase Agreement dated August 29, 2006 between Das Family Holdings and netGuru, Inc.

              10.3 Form of Voting Agreement dated August 29, 2006 among netGuru, Inc., BPO Management Services, Inc. and each of Sormistha Das, Santanu Das, The Purabi Das Foundation, The Purabi Das Marital Trust, The A&P Living Trust, Amrit and/or Tamisra Das and the Amrit Das IRA



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006              NETGURU, INC.

                                     By:  /S/ BRUCE K. NELSON
                                        ----------------------------------------
                                        Bruce K. Nelson, Chief Financial Officer



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                        EXHIBITS ATTACHED TO THIS REPORT

NUMBER            DESCRIPTION

10.1 Agreement and Plan of Merger dated August 29, 2006 among BPO Management Services, Inc., netGuru, Inc. and BPO Acquisition Corp.

10.2 Purchase Agreement dated August 29, 2006 between Das Family Holdings and netGuru, Inc.

10.3 Form of Voting Agreement dated August 29, 2006 among netGuru, Inc., BPO Management Services, Inc. and each of Sormistha Das, Santanu Das, The Purabi Das Foundation, The Purabi Das Marital Trust, The A&P Living Trust, Amrit and/or Tamisra Das and the Amrit Das IRA